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                                AMENDMENT NO. 3
                                       TO
                           ATLANTIC RICHFIELD COMPANY
                    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                             ---------------------

Pursuant to the authority contained in resolutions adopted by Board of Directors on March 24, 1997, the Atlantic Richfield Company Stock Option Plan For Outside Directors (the "Plan") is hereby amended effective as of April 1, 1997.

1.   Section 2.6 of the Plan is amended to read as follows:

          "2.6 "Dividend Share Credits" means, with respect to a Stock Option granted prior to February 24, 1997, the number of units to be recorded as credited to an Outside Director, as of the record date established by the Board of Directors of the Company for each cash dividend declared on issued and outstanding shares of Common Stock, with respect to the Dividend Rights held by an Outside Director on such record date. The number of units constituting each Dividend Share Credit shall be the aggregate number derived by (i) multiplying the dividend rate declared per share of Common Stock by the number of Dividend Rights held by an Outside Director as of the dividend record date, and then (ii) dividing the resulting figure by the Fair Market Value of a share of Common Stock on such record date."

2.   Section 4 of the Plan is amended to read as follows:

     "Grant of Stock Options
      ----------------------

     There is hereby granted to each Outside Director, effective on the date of the adoption of this Plan, a Stock Option to purchase 1,000 shares of Common Stock and, further, effective February 24, 1997, there is hereby granted to each person who becomes an Outside Director in the future, effective on the later of the date
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     such person becomes an Outside Director or the date which is 185 days after such Outside Director's last sale of ARCO Common Stock, whichever date is later, a Stock Option to purchase 2,500 shares of Common Stock, such Stock Options being subject to the terms, conditions, purposes and provisions of the Plan. No Stock Options may be granted under the Plan after December 31, 2000."

Executed This 2nd day of October, 1997.

ATTEST:                                ATLANTIC RICHFIELD COMPANY


BY: /s/ Donna McDugan                  BY: /s/ JOHN H. KELLY
   ---------------------------------      ---------------------------------
                                           JOHN H. KELLY
                                           Senior Vice President
                                           Human Resources

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